Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

EMCORE CORPORATION

Article I

OFFICES AND RECORDS

1. Registered Office and Principal Place of Business. The registered office of EMCORE Corporation (the “Corporation”) shall be located within the State of New Jersey as set forth in the Corporation’s certificate of incorporation, as amended or restated (the “Certificate of Incorporation”). The board of directors (the “Board”) may at any time change the location of its registered office by making the appropriate filing with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services (“DORES”). The principal place of business of the Corporation is 450 Clark Drive, Budd Lake, New Jersey, 07828, unless otherwise designated by the Board.

2. Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

3. Registered Agent. The registered agent of the Corporation shall be as set forth in the Certificate of Incorporation. The registered agent and information relating thereto may be changed in accordance with the New Jersey Business Corporation Act (the “Act”), upon making the appropriate filing with DORES.

Article II

SHAREHOLDERS

1. Place of Meeting. Meetings of the shareholders shall be held at the registered office of the Corporation as set forth in the Certificate of Incorporation or at any other place, either within or without the State of New Jersey, as shall be fixed by the Board and designated in the notice of the meeting or executed waiver of notice. The Board may determine, in its discretion, that any meeting of the shareholders may be held solely by means of remote communication in accordance with Article II Section 2 of these Bylaws, without designating a place for a physical assembly of shareholders.

2. Participation by Remote Communication. The Board may authorize shareholders to participate in a meeting of shareholders by means of remote communication, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by the Board. At any meeting in which shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to:

(a) verify that each person participating remotely is a shareholder or a shareholder’s proxy; and

(b) provide such shareholders and proxies a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.

3. Annual Meeting. The annual meeting of shareholders shall be held at a time fixed by the Board, as shall be specified in the notice of meeting, in order to elect directors of the Corporation (“Directors”) and transact such other business as shall come before the meeting.

4. Special Meetings. A special meeting of shareholders may be called for any purpose by the Chair of the Board, by the president or by a majority of the Board acting as a body.

5. Action Without Meeting. The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting shall consent in writing to such action. A shareholder may execute a consent in writing or electronically and deliver the consent to the Corporation in paper form or by electronic transmission. Such written consent or consents shall be filed in the minute book.

6. Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

7. Organization. The president or such vice president as may be designated by the president, shall preside at all meetings of the shareholders. If all are absent, any other officer designated by the Board shall preside. If no officer so designated is present, the shareholders present in person or represented by proxy may elect one of their number to preside. The secretary shall act as secretary at all meetings of the shareholders; but in the absence of the secretary, the presiding officer may appoint any person to act as secretary of the meeting. The person presiding at the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of an agenda or order of business for the meeting, establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

8. Nature of Business at Annual Meeting of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof) or (ii) otherwise properly before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof).

Article III

VOTING AND ELECTIONS

1. Voting. Except as otherwise provided in the Certificate of Incorporation, each holder of shares with voting rights shall be entitled to one vote for each such share registered in his or her name on the books of the Corporation on such date as may be fixed pursuant to Article III Section 3 as the record date. Whenever any action, other than the election of Directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater percentage is required by statute, the Certificate of Incorporation or these Bylaws.

2. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. A list required by this Section 2 may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required. Such list shall be arranged alphabetically within each class, series or group of shareholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; be produced (or available by means of a visual display) at the time and place of the meeting; be subject to the inspection of any shareholder for reasonable periods during the meeting; and be prima facie evidence of the identity of the shareholders entitled to examine such list or to vote at any meeting. If the requirements of this Section 2 have not been complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this Section 2 shall not affect the validity of any action taken at such meeting prior to the making of such demand.

3. Fixing Record Date.

(a) The Board may fix, in advance, a date as the record date for determining the Corporation’s shareholders with regard to any corporate action or event and, in particular, for determining the shareholders who are entitled to:

(i) notice of or to vote at any meeting of shareholders or any adjournment thereof;

(ii) give a written consent to any action without a meeting; or

(iii) receive payment of any dividend or allotment of any right.

The record date may in no case be more than sixty days prior to the shareholders’ meeting or other corporate action or event to which it relates. The record date for a shareholders’ meeting may not be less than ten days before the date of the meeting. The record date to determine shareholders to give a written consent may not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted.

(b) If no record date is fixed,

(i) the record date for a shareholders’ meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and

(ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

(c) The record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to (i) its registered office in New Jersey, (ii) its principal place of business, or (iii) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

(d) When a determination of shareholders of record for a shareholders’ meeting has been made as provided in this Section 3, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section 3 for the adjourned meeting.

4. Inspectors of Election. The Board may, in advance of any shareholders’ meeting, or of the tabulation of written consents of shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If inspectors to act at any meeting of shareholders are not so appointed or shall fail to qualify, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment.

Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. No person shall be elected a Director in an election for which he or she has served as an inspector.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

5. Proxies.

(a) Every shareholder entitled to vote at a shareholder meeting or to express consent without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed by the shareholder or his or her agent, but a proxy may be given by telegram, cable, telephonic transmission, or any other means of electronic communication so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or his agent.

(b) No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein. A proxy shall be revocable at will unless it states that it is irrevocable and is coupled with an interest either in the stock itself or in the Corporation. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue in force until revoked by the personal representative or guardian of the shareholder.

(c) The presence at a meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder (i) files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or (ii) votes the shares subject to the proxy by written ballot. A person named as proxy of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as proxy in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the secretary of the Corporation.

Article IV

BOARD OF DIRECTORS

1. Election; Term of Office; Removal; Vacancies; Independence.

(a) Election. The number of Directors constituting the entire Board shall be not less than 1 nor more than three, provided that the minimum or maximum number or both may be increased or decreased from time to time by an amendment to these Bylaws. Subject to any provision in the Certificate of Incorporation fixing the number of Directors, the exact number of Directors shall be fixed, within such range, by a majority of the entire Board.

(b) Term of Office; Vacancies. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders entitled to vote in the election of Directors shall elect Directors to hold office until the next annual meeting of shareholders or until each Director’s earlier resignation, removal, or death. Despite the expiration of a Director’s term, the Director shall continue to serve until a successor is elected and qualified.

(c) Removal. Notwithstanding any other provisions of these Bylaws, any Director, or the entire Board, may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of Directors cast at a meeting of the shareholders called for that purpose.

2. Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except advance notice, as described in Article IV Section 3 below, shall be provided to Directors not present at the time of the adoption of the resolution.

3. Special Meetings. A special meeting of the Board may be called at any time by the Chair of the Board or a majority of the members of the Board for any purpose. Such meeting shall be held upon one day’s notice if given orally (either by telephone or in person) or by telegraph, e-mail or facsimile transmission, or by three days’ notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

4. Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing or by electronic transmission to such action. Such written consent or consents shall be filed in the minute book.

5. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by law, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting (provided the period of adjournment does not exceed 10 days in any one adjournment), until a quorum shall be present.

6. Meetings by Means of Conference Telephone. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by law, members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.

7. Committees. The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall consist of one or more Directors of the Corporation. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, except that no such committee shall (a) make, alter or repeal any Bylaw; (b) elect any Director, or remove any officer or Director; (c) submit to shareholders any action that requires shareholders’ approval; or (d) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

The Board, by resolution adopted by a majority of the entire Board, may (a) fill any vacancy in any such committee; (b) appoint one or more Directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (c) abolish any such committee at its pleasure; (d) remove any Director from membership on such committee at any time, with or without cause; and (e) establish as a quorum for any such committee less than a majority of the entire committee, but in no case less than the greater of two persons or one-third of the entire committee.

Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

Unless otherwise provided by the Board, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of this Article IV applicable to meetings and actions of the Board.

8. Compensation of Directors. Directors shall not receive any stated salary for their services, but the Board may provide, by resolution, a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board or a committee thereof. A Director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Article V

WAIVERS OF NOTICE

Any notice required by these Bylaws, by the Certificate of Incorporation, or by applicable law, including the Act, may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each Director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

Article VI

OFFICERS

1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a treasurer and a secretary, and it may, in its discretion, elect a Chair of the Board and such other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two or more offices. Each officer shall hold office until the end of the period for which such officer was elected, and until his or her successor has been elected and has qualified, unless he or she is earlier removed.

2. Powers and Duties of Officers. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board.

3. Vacancies. Any vacancy in any office may be filled by the Board.

4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board or by any officer upon whom the power of removal has been conferred by the Board. Any officer may resign at any time by giving written notice to the Board or the president. A resignation shall take effect on the date of the receipt of the notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

Article VII

CAPITAL STOCK AND OTHER SECURITIES

1. Issuance of Capital Stock and Other Securities. Each share of the capital stock of the Corporation shall be represented by certificates or, in accordance with the applicable provisions of the Act, shall be uncertificated shares.

2. Lost, Stolen and Destroyed Certificates. In case of lost, stolen or destroyed certificates, new certificates or uncertificated shares may be issued to take their place upon receipt by the Corporation of a bond of indemnity and under whatever regulations may be prescribed by the Board. The giving of a bond of indemnity may be waived.

3. Transfer of Securities. The shares of the capital stock or any other registered securities of the Corporation shall be transferable on the books of the Corporation by the holder thereof or by that person’s authorized agent upon (a) surrender for cancellation to the relevant transfer agent of an outstanding certificate or certificates for the same number of shares or other security with an assignment and authorization to transfer endorsed thereon or attached thereto, duly executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the holder thereof or that person’s authorized agent or upon presentation of proper evidence of assignment and authorization to transfer, duly executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require.

4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

Article VIII

AMENDMENTS TO AND EFFECT OF
BYLAWS; FISCAL YEAR; SEAL;
CHECKS; CONTRACTS; RECORDS

1. Force and Effect of Bylaws. These Bylaws are subject to the provisions of the applicable law, including the Act, and the Certificate of Incorporation, as it may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern.

2. Amendments to Bylaws. These Bylaws may be altered, amended or repealed by the shareholders or the Board in accordance with the terms of the Certificate of Incorporation, these Bylaws and applicable law. Any Bylaw adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such Bylaw expressly reserves to shareholders the right to amend or repeal it.

3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

4. Seal. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

5. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in such manner, manually or by facsimile signature, as shall be determined from time to time by the Board.

6. Execution of Contracts. The Board may authorize any officer or officers, employee or employees, or agent or agents of the Corporation, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. The authority may be general or confined to specific instances.

7. Records. The Corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board and such committees as the Board may determine. Such books, records and minutes may be kept outside the State of New Jersey. The Corporation shall keep at its principal office, its registered office, or at the office of its registrar and transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time.

Any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class or series, upon at least five days’ written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept.

Article IX

INDEMNIFICATION

1. Indemnification of Corporate Agents. The Corporation shall indemnify any corporate agent to the fullest extent permitted by applicable law against liabilities actually incurred by the corporate agent in any proceeding involving the corporate agent by reason of being or having been a corporate agent. The procedures to be followed in the event of such indemnification shall be such as may be determined by the Board in its discretion; provided, that in the event any procedures are mandated by applicable law, such procedures shall be followed. The term “corporate agent” as used herein shall have the meaning attributed to it by Section 14A:3-5 of the Act, as the same may be amended and supplemented.

2. Non-Exclusivity of Indemnification Rights. The foregoing rights of indemnification shall be in addition to and not exclusive of any other rights which such corporate agent may be entitled to under any agreement with the Corporation or any action taken by the Directors or shareholders of the Corporation or otherwise.

Article X

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.